                                                                   EXHIBIT 10.12


                             DEMAND PROMISSORY NOTE

                                                                          , 2000

$23,736,747                                                       Vanier, Quebec


EXFO Electro-Optical Engineering Inc./EXFO Ingenierie Electro-Optique inc. ("EXFO") promises to pay on demand to GEXFO Investissements Technologiques Inc. the sum of $23,736,747 in lawful money of Canada, the whole without interest thereon.

This promissory note is non-assignable.



                                   EXFO INGENIERIE ELECTRO-OPTIQUE INC./
                                   EXFO ELECTRO-OPTICAL ENGINEERING INC.




                                   Per : ______________________________________
                                         Germain Lamonde